Release:    Immediate    Dec. 4, 2019

Canadian Pacific focuses on customized service and increased capacity opportunities with Teck announcement

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) will continue to work with Teck Resources Limited (“Teck”) to develop customized service tailored to meet Teck’s future shipping requirements, while maximizing the additional capacity opportunities in light of today’s announcement.
Earlier today, Teck announced, starting in April 2021, it would begin moving a higher volume of coal with Canadian National via the interchange with CP at Kamloops, B.C. to the west coast. CP will continue to serve Teck at the respective originating mine sites.

“We have long valued Teck as a customer and will continue to be an important supply chain enabler for them from their mine sites to our interchange with CN at Kamloops,” said CP President and CEO Keith Creel. “This announcement will allow us to focus on other, value-added opportunities from Kamloops to Vancouver. We are excited about the capacity opportunities this creates for us, to and from the west coast, and look forward to finding win-win opportunities for other customers within this integral corridor.”

CP’s ten-year agreement with Teck expires at the end of March 2021. The movement from the mine sites to Kamloops represents approximately two-thirds of the journey Teck’s coal makes along CP’s network today. Based on CP’s current estimates and assumptions with respect to its performance and financial condition, CP estimates that this change in length of haul for the affected volume could, without the addition of offsetting volumes, negatively impact earnings by approximately 1 percent in 2021.

“There is a significant amount of work required to ensure that the interchange at Kamloops is capable of accommodating the additional interchange volume in April 2021, and CP expects that all stakeholders will do their part. We will be working hard between now and Q1 2021, and beyond, to protect our fluidity through Kamloops for all shippers dependent on this critical corridor,” Creel said.

Note on forward-looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the anticipated impact on earnings of the decreased length of haul for affected Teck volume, our ability to find additional offsetting volumes, demand for our services from, and our ability to establish and maintain relationships with, other third parties, and future work on the Kamloops interchange by CP and other stakeholders.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; market demand for CP’s services; our ability to establish and maintain our relationships with key third parties; and the satisfaction by third parties of their obligations, including to CP and under applicable regulatory regimes.

Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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